U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2015

SurePure, Inc.

(Exact name of Company as specified in its charter)

Nevada	000-54172	26-3550286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Lexington Avenue, 25th Floor New York, NY 10174 (Address of principal executive offices) Telephone: (917) 368-8480 Facsimile: (917) 368-8005 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 16, 2015, we entered into separate agreements (the “November 2015 Share Issuance Agreements”) with each of Stephen Robinson, one of our directors and executive officers, ProActive Capital Resources Group LLC (“PCG”), our investor relations consultant, and Steven Miller, a former employee, under which we were discharged from approximately $364,570 of obligations in exchange for 1,892,176 shares of our Common Stock.

Specifically, Stephen Robinson, a member of our board of directors and our Chief Financial Officer, discharged us from approximately $250,000 of approximately $363,400 owed in respect of fees for services accrued and unpaid as of October 31, 2015 in exchange for 1,250,000 shares of the Common Stock; PCG discharged us from $36,000 owed in respect of fees for services accrued and unpaid as of October 31, 2015 in exchange for 180,000 shares of the Common Stock; and Steven Miller, a former employee, discharged us from $78,570 owed in respect of our obligation to pay past due compensation to Mr. Miller in exchange for 462,176 shares of the Common Stock.

Under the November 2015 Share Issuance Agreements, each of the other parties released us from any accrued obligations owed to them (except, in the case of Mr. Robinson, the balance of fees owed to him), which totaled approximately $364,570 as of October 31, 2015. Previously, on August 7, 2015, we had issued 4,500,000 shares of Common Stock to Mr. Robinson, and in exchange Mr. Robinson had released us from $680,000 of fees for services which had accrued until that date.

Since we do not have sufficient working capital to pay our current obligations in cash on a current basis, we may agree to discharges of additional fees and other obligations accruing in the future in exchange for issuances of shares of Common Stock, including fees and other compensation payable to our officers and other employees.

We sold and issued the shares of Common Stock to Mr. Robinson, PCG and Mr. Miller without registration under the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended (“Regulation S”). In the November 2015 Share Issuance Agreements, each of Mr. Robinson, PCG and Mr. Miller acknowledged that the shares were restricted securities and may not be resold in any transaction which involves any US person (as defined in Regulation S) or by any means of commerce connected to the United States. Under the November 2015 Share Issuance Agreements, we provided each of Mr. Robinson, PCG and Mr. Miller with certain rights to register for resale the shares issued to them under the November 2015 Share Issuance Agreement during the period ending November 15, 2017 as part of certain registrations of other shares of Common Stock that we initiate.

Copies of each of the November 2015 Share Issuance Agreements are attached as Exhibits 10.44, 10.45 and 10.46 to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities

Reference is made to Item 1.01 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.44	Agreement, dated November 16, 2015, by and among SurePure, Inc., SurePure Operations AG and Stephen Robinson
10.45	Agreement, dated November 16, 2015,between SurePure, Inc. and ProActive Capital Resources Group LLC
10.46	Agreement, dated November 16, 2015, between SurePure, Inc. and Steven Miller

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREPURE, INC.
(Registrant)

Date: November 19, 2015	/s/ Stephen M. Robinson
Stephen M. Robinson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.44	Agreement, dated November 16, 2015, by and among SurePure, Inc., SurePure Operations AG and Stephen Robinson
10.45	Agreement, dated November 16, 2015, between SurePure, Inc. and ProActive Capital Resources Group LLC
10.46	Agreement, dated November 16, 2015, between SurePure, Inc. and Steven Miller